Exhibit 10.8

EXECUTION COPY
AMENDMENT AGREEMENT
DATED AS OF MARCH 24, 2008
TO THE MARKETING AGENT AGREEMENT
DATED AS OF FEBRUARY 15, 2008

AMENDMENT AGREEMENT (the “Amendment”) dated as of March 24, 2008 between ALPS DISTRIBUTORS, INC. (“ALPS”), VICTORIA BAY ASSET MANAGEMENT, LLC (“VBAM”), and UNITED STATES GASOLINE FUND, LP (“USG”).

WITNESSETH

The parties have previously entered into that certain Marketing Agent Agreement dated as of February 15, 2008 (the “Agreement”).  The parties have agreed to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ALPS, VBAM and USG hereby acknowledge and agree as follows:

1.           Amendment of the Agreement.  Upon execution of this Amendment by ALPS, VBAM and USG, the Agreement shall be hereby amended as follows:

Section 8 of the Agreement, “Duration,” shall be deleted in its entirety andreplaced with the following:

Duration.  This Agreement shall become effective on the date hereof and continue for an initial term of one (1) year from the date of this Agreement and will include any renewal term of this Agreement and will last until the expiration of this Agreement or the earlier termination of this Agreement in accordance with its terms (the “Term”). This Agreement will automatically be renewed for successive one (1) year periods unless, no later than thirty (30) calendar days prior to the end of the then-current Term, either the Marketing Agent, on the one hand, or the General Partner, on the other hand, elects to terminate this Agreement by delivering written notice thereof to the other party.  Upon the completion of the initial term, either the Marketing Agent, on the one hand, or the General Partner, on the other hand, may elect to terminate this Agreement by delivering 90 days notice thereof to the other party.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon written notice to the other parties if (a) the Fund is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver, provided that the General Partner may not terminate this Agreement pursuant to this provision if the event relates to the General Partner or the Fund or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of ninety (90) days after notice by the non-breaching party to the breaching party of such breach.

2.           Representations.  Each party represents to the other party that:-

(a)           Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)           Powers. It has the power to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c)           No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)           Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)           Obligations Binding.  Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.           Miscellaneous.

(a)           Entire Agreement.  The Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as other wise provided herein) with respect thereto.

(b)           Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if signatures thereto and hereto were upon the same instrument.

(c)           Headings.  The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(d)           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(e)           Terms. Terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

ALPS DISTRIBUTORS, INC.		VICTORIA BAY ASSET MANAGEMENT, LLC

By:	/s/ Thomas A. Carter	By:	/s/ Howard Mah
Name: Thomas A. Carter		Name: Howard Mah
Title: Managing Director		Title: Management Director
Business Development		Date: April 29, 2008
Date:

UNITED STATES GASOLINE FUND, LP

By:	/s/ Howard Mah
Name: Howard Mah
Title: Management Director
Date: April 29, 2008